SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHEMICAL FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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March 9, 2007

CHEMICAL
FINANCIAL CORPORATIONSM

333 East Main Street
Midland, Michigan 48640

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 16, 2007

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 16, 2007, at 2:00 p.m. local time. At the meeting, we will:

1. elect fourteen directors;

2. transact any other business that may properly come before the meeting.

You may vote at the meeting and any adjournment of the meeting if you were a shareholder of record at the close of business on February 16, 2007. Our proxy statement and the enclosed proxy card are being sent to shareholders on and after March 9, 2007.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

David B. Ramaker
Chairman, President and Chief Executive Officer

Your vote is important to us.
Even if you plan to attend the meeting,
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHEMICAL FINANCIAL CORPORATION
333 East Main Street
Midland, Michigan 48640

ANNUAL MEETING OF SHAREHOLDERS
April 16, 2007

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation (“Chemical Financial” or the “Corporation”) that will be held on Monday, April 16, 2007, at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, at 2:00 p.m. local time.

This proxy statement and the enclosed proxy card are being furnished to you on and after March 9, 2007, in connection with the solicitation of proxies by Chemical Financial’s board of directors for use at the annual meeting. In this proxy statement, “we,” “us” and “our” refer to Chemical Financial, “you” and “your” refer to Chemical Financial shareholders, and “Chemical Bank” refers to Chemical Bank, Chemical Financial’s sole banking subsidiary.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of fourteen directors. Your board of directors recommends that you vote FOR each of the nominees discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting or by proxy if you were a shareholder of record of Chemical Financial common stock on February 16, 2007. You are entitled to one vote per share of Chemical Financial common stock that you own on each matter presented at the annual meeting.

As of February 16, 2007, there were 24,837,030 shares of Chemical Financial common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice to the Secretary of Chemical Financial; or

•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of Chemical Financial and its affiliates will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of Chemical Financial common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. Chemical Financial will pay all costs of solicitation of proxies. Chemical Financial has engaged Georgeson Shareholder Communications, Inc. at an estimated cost of $1,000, plus expenses, to assist in the distribution of these materials.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The board of directors presently consists of fourteen individuals. The term of office for each of the directors expires at the annual meeting each year.

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2008:

Nominees

Gary E. Anderson	Michael T. Laethem	David B. Ramaker
J. Daniel Bernson	Geoffery E. Merszei	Larry D. Stauffer
Nancy Bowman	Terence F. Moore	William S. Stavropoulos
James A. Currie	Aloysius J. Oliver	Franklin C. Wheatlake
Thomas T. Huff	Calvin D. Prins

Each proposed nominee currently serves as a director of Chemical Financial for a term that will expire at this year’s annual meeting. The persons named in the enclosed proxy card intend to vote for the election of the fourteen nominees listed above. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the current directors and nominees for directors of Chemical Financial. All current directors, former directors who served during any part of 2006, and nominees for director, except David B. Ramaker and Calvin D. Prins, qualified as independent directors as defined by the Sarbanes-Oxley Act of 2002 and the National Association of Securities Dealers’ (NASD) listing standards, including such definitions applicable to each committee of the board of directors upon which he or she serves or served. In making this determination, the board of directors considered all ordinary course loan and other business transactions between directors and Chemical Bank. Except as otherwise indicated, each nominee has had the same principal employment for over five years.

Chemical Financial’s Board of Directors and Nominees for Election as Directors

Gary E. Anderson, age 61, has served as a director of Chemical Financial since January 2005 and is a member of the Audit Committee and Chairman of both the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Anderson has been a director of Chemical Bank since January 2001. Mr. Anderson was appointed as Lead Director of the Corporation in April 2006. Mr. Anderson is retired Chairman of the board of the Dow Corning Corporation. Mr. Anderson joined the Dow Corning Corporation, a diversified company specializing in the development, manufacture and marketing of silicones and related silicon-based products, in 1967 and served in various executive capacities for over 25 years, including Chairman, President and Chief Executive Officer, retiring as Chairman on December 31, 2005.

J. Daniel Bernson, age 65, has served as a director of Chemical Financial since January 2001 and is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Bernson served as a director of Chemical Bank Shoreline (merged into Chemical Bank on December 31, 2005) from July 1999 through December 31,

2005. Mr. Bernson became a director of Chemical Bank on January 1, 2006 and is also a community bank advisory board member. Mr. Bernson is Vice Chairman of The Hanson Group, St. Joseph, Michigan, a holding company with diversified business interests in southwest Michigan, including Hanson Mold, Hanson Logistics, Eagle Technologies Group, The Meadows Subdivision and Pure Fact, Inc. Mr. Bernson was President of The Hanson Group from 1988 until December 2006 and Chief Executive Officer from April 2004 until December 2006. Mr. Bernson became Vice Chairman of The Hanson Group upon his retirement as President and Chief Executive Officer in December 2006.

Nancy Bowman, age 55, has served as a director of Chemical Financial since January 2003 and is a member of the Audit and Compensation and Pension Committees. Ms. Bowman served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from 1982 through December 31, 2005. Ms. Bowman became a director of Chemical Bank on January 1, 2006. Ms. Bowman is also a community bank advisory board member. Ms. Bowman is a certified public accountant and co-owner of Bowman & Rogers, PC, an accounting and tax services company located in Lake City, Michigan.

James A. Currie, age 48, has been a director of Chemical Financial since August 1993 and is a member of the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Currie has served as a director of Chemical Bank since February 1992. Mr. Currie is an investor.

Thomas T. Huff, age 64, has served as a director of Chemical Financial since January 2004 and is a member of the Audit and Compensation and Pension Committees. Mr. Huff served as a director of Chemical Bank Shoreline (merged into Chemical Bank on December 31, 2005) from 1986 through December 31, 2005. Mr. Huff became a director of Chemical Bank on January 1, 2006 and is also a community bank advisory board member. From 1987 to 2002, Mr. Huff was a senior partner with the Varnum, Riddering, Schmidt and Howlett law firm. Mr. Huff is owner of Peregrine Realty LLC (a real estate development company) and Peregrine Restaurant LLC (owner of London Grill restaurants), and continues to practice law in Kalamazoo, Michigan.

Michael T. Laethem, age 48, has served as a director of Chemical Financial since January 1, 2006. Mr. Laethem has served as a director of Chemical Bank since January 2001 and is also a community bank advisory board member. Mr. Laethem has served on various subsidiary and advisory boards of Chemical Financial since 1993. Mr. Laethem is a certified public accountant and is also the co-owner of Farm Depot, LTD, a company that purchases, sells and leases farm equipment, in Caro, Michigan.

Geoffery E. Merszei, age 55, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006 and is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Merszei is Executive Vice President and Chief Financial Officer and a director of The Dow Chemical Company (Dow), a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Merszei joined Dow in 1977 as a credit manager and progressed through various roles in the finance organization of the company, becoming Vice President and Treasurer in 1996. Mr. Merszei left Dow in 2001 and became Executive Vice President and Chief Financial Officer of Alcan Inc., a diversified company specializing in the production of aluminum, a provider of packaging, and metal trading. Mr. Merszei left Alcan Inc. and returned to Dow in July 2005 and became Executive Vice President and Chief Financial Officer of Dow and a member of its board of directors.

Terence F. Moore, age 63, has served as a director of Chemical Financial since January 1998 and is Chairman of the Audit Committee and a member of the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Moore has served as a director of Chemical Bank since February 1991. Mr. Moore has been President and Chief Executive Officer of MidMichigan Health in Midland, Michigan since 1982. MidMichigan Health is a health care organization operating in central and northern Michigan. From 1977 to 1984, Mr. Moore was President and Chief Executive Officer of MidMichigan Medical Center in Midland, which is MidMichigan Health’s largest subsidiary.

Aloysius J. Oliver, age 66, has served as a director of Chemical Financial since January 1997 and served as Chairman of its board of directors from January 2002 until May 1, 2004. Mr. Oliver is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Oliver previously served as President and Chief Executive Officer of Chemical Financial from January 1997 until his retirement on December 31, 2001. Prior to being appointed President and Chief Executive Officer, Mr. Oliver served as Executive Vice President and Secretary from January 1985 to December 1996. Mr. Oliver joined Chemical Financial from Chemical Bank in January 1985. Mr. Oliver joined Chemical Bank in 1957 and served in various management capacities. Mr. Oliver became Vice President and Cashier of Chemical Bank in 1975, Secretary to the board of directors in 1979 and Senior Vice President in 1981. Mr. Oliver became a director of Chemical Bank in August 1996.

Calvin D. Prins, age 53, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006 and is also a community bank advisory board member. Mr. Prins served as a director of Chemical Bank Shoreline (merged into Chemical

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Bank on December 31, 2005) from February 2002 through December 31, 2005. Mr. Prins is owner of Prins Construction and Development, LLC, a land development and construction company in Holland, Michigan, and is also a partner in numerous real estate development projects.

David B. Ramaker, age 51, is Chairman, President and Chief Executive Officer of Chemical Financial. Mr. Ramaker was appointed President and Chief Executive Officer in January 2002 and Chairman in April 2006. Mr. Ramaker has been a director of Chemical Financial since October 2001. Mr. Ramaker also serves as Chairman, President and Chief Executive Officer of Chemical Bank. Mr. Ramaker joined Chemical Bank as Vice President on November 29, 1989. Mr. Ramaker became President of Chemical Bank Key State (consolidated into Chemical Bank) in October 1993. Mr. Ramaker became President and a member of the board of directors of Chemical Bank in September 1996 and Executive Vice President and Secretary to the board of Chemical Financial and Chief Executive Officer of Chemical Bank on January 1, 1997. Mr. Ramaker served as President and Chief Executive Officer of Chemical Bank until December 31, 2001. He resumed these positions on January 1, 2006. Mr. Ramaker became Chairman of the board of Chemical Bank in January 2002. During the last five years, Mr. Ramaker has served as a director of all of the Corporation’s subsidiaries. Mr. Ramaker is also a member of the Executive Management Committee of Chemical Financial.

Larry D. Stauffer, age 61, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006. Mr. Stauffer served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from May 2004 through December 31, 2005. Mr. Stauffer is also a community bank advisory board member. Since 1984, Mr. Stauffer has served as President of Auto Paint, Inc. and Auto Wares Tool Company, both divisions of Auto Wares Inc., an automotive parts distribution company that serves the Midwest section of the United States, located in Flint, Michigan.

William S. Stavropoulos, age 67, has been a director of Chemical Financial since August 1993 and a director of Chemical Bank since April 1992. Mr. Stavropoulos is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Stavropoulos is retired Chairman of the board of directors of The Dow Chemical Company (Dow), a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Stavropoulos joined Dow in 1967 and served in various senior management positions. Mr. Stavropoulos was named President of Dow Latin America in 1984, Group Vice President in 1987, Vice President in 1990, President of Dow U.S.A. in 1990, Senior Vice President in 1991, President and Chief Operating Officer in 1993, Chief Executive Officer in November 1995 and Chairman of the board of directors in November 2000. Mr. Stavropoulos was a member of the board of directors of Dow from July 1990 to March 2006. Mr. Stavropoulos served as President and Chief Executive Officer of Dow from 1995 to 2000 and was reappointed to that position in December 2002. In November 2003, Mr. Stavropoulos relinquished the position as President, in November 2004 he relinquished the position as Chief Executive Officer and he retired as Chairman of Dow on April 1, 2006. Mr. Stavropoulos is Chairman Emeritus of Dow. Mr. Stavropoulos is also a director of NCR Corporation, Maersk Inc., and Tyco International, Inc. and a trustee of the Fidelity Group of Funds.

Franklin C. Wheatlake, age 59, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006 and is a member of the Audit and Compensation and Pension Committees. Mr. Wheatlake served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from 2001 through December 31, 2005. Mr. Wheatlake is Chairman and Chief Executive Officer of Reed City Powerline Supply Co., a company that provides logistics, supply chain services, and the distribution of materials indigenous to the utility industry, and owner of Reed City GMC, an automobile/light truck dealership, both located in Reed City, Michigan.

Your Board of Directors Recommends that You Vote
FOR the Election of All Nominees as Directors

Committees of the Board of Directors

Among others, the board of directors has established the following three standing committees:

•	Audit Committee

•	Compensation and Pension Committee

•	Corporate Governance and Nominating Committee

Audit Committee. The Audit Committee of the Corporation serves in a dual capacity as the Audit Committee of the Corporation and Chemical Bank. The Audit Committee was established in accordance with section 3(a)(58)(A) of the

Securities Exchange Act of 1934. The Audit Committee oversees the accounting and financial reporting processes on behalf of the boards of directors of the Corporation and Chemical Bank. The Audit Committee oversees the audit of the financial statements and is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Corporation. The Audit Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Audit Committee is comprised solely of independent directors as defined by the Sarbanes-Oxley Act of 2002 and the NASD listing standards. The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm are either within general pre-approved limits or specifically approved by the Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service per project. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee. The pre-approval policy requires the Audit Committee to be informed of the services provided under the pre-approval guidelines at the next regularly scheduled Audit Committee meeting. The Audit Committee met six times during 2006. During 2006, the Audit Committee was composed of Mr. Moore, Chairman, Ms. Bowman and Messrs. Anderson, Bernson, Huff, Merszei, Oliver, Stavropoulos and Wheatlake. Messrs. Anderson, Bernson, Merszei, Moore, Oliver and Stavropoulos are considered “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC).

Compensation and Pension Committee. The Compensation and Pension Committee reviews salaries, bonuses and other compensation of all officers of Chemical Financial and Chemical Bank, administers Chemical Financial’s stock-based compensation plans, makes recommendations to the board of directors regarding the grants of stock-based compensation awards under these plans, and annually reviews the Corporation’s benefit programs, including the pension, supplemental pension, nonqualified deferred compensation and 401(k) savings plans. All stock-based compensation plans outstanding have been approved by the Corporation’s shareholders. The Compensation and Pension Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Compensation and Pension Committee is comprised solely of independent directors as defined by the NASD listing standards. The Compensation and Pension Committee met twice during 2006. During 2006, the Compensation and Pension Committee was composed of Mr. Anderson, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Huff, Moore, Oliver, Stavropoulos and Wheatlake. Mr. Anderson became Chairman of this committee in April 2006, upon the retirement of Frank P. Popoff, who retired in accordance with the Corporation’s directors’ mandatory age retirement policy.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees the Corporation’s corporate governance responsibilities on behalf of the board of directors and is responsible for the identification and recommendation of individuals qualified to become members of the board of directors for each vacancy that occurs and for each election of directors at an annual meeting of shareholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Corporate Governance and Nominating Committee met once during 2006. All members of the Corporate Governance and Nominating Committee are independent as defined by the NASD listing standards. During 2006, the Corporate Governance and Nominating Committee was composed of Mr. Anderson, Chairman, and Messrs. Bernson, Currie, Merszei, Moore, Oliver and Stavropoulos.

Board and Annual Meeting Attendance

During 2006, Chemical Financial’s board of directors held five regular meetings and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served). The Corporation has a policy that requires all members of and nominees to the board of directors to attend the annual meeting each year. Fifteen out of sixteen directors serving at April 17, 2006 attended the Corporation’s 2006 annual meeting held on that date.

Compensation of Directors

During 2006, Chemical Financial compensated its directors who were not regular salaried employees of Chemical Financial or its subsidiaries with an annual retainer of $10,000, at the rate of $750 for every board and Audit Committee meeting attended and at the rate of $550 for all other committee meetings attended. In addition, during 2006, directors of Chemical Financial were compensated at a rate of $750 for every Chemical Bank Loan Committee meeting attended and $550 for all other Chemical Bank committee meetings attended. Further, in 2006, community bank advisory board members were compensated

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with an annual retainer fee of $2,500 and at the rate of $200 for every meeting attended. Regular salaried employees of Chemical Financial and its subsidiaries do not receive fees for serving on, or attending meetings of, the board of directors of Chemical Financial or its subsidiaries or meetings of any of their committees.

The board of directors adopted the Chemical Financial Corporation Plan for Deferral of Directors’ Fees. This plan is available to all directors of Chemical Financial and its subsidiaries who receive fees, including community bank advisory directors. Under the plan, directors and community bank advisory directors that participate in the plan must elect before December 31 of each year to defer either 50% or 100% of fees to be earned in the following year. These fees will be paid out in any number of calendar years from one to ten commencing during or following the year the director ceases to be a director or the year after the director attains age 70. During the deferral period, the plan provides that the Corporation shall accrue to the directors or community bank advisory directors interest on the accumulated amount of deferred fees at the rate paid by Chemical Bank on a variable rate money market savings account. No directors of the Corporation deferred any compensation during 2006. As of December 31, 2006, Ms. Bowman was the only Chemical Financial director who was a participant in this plan.

2006 DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	Compensation(1)	Total

Gary E. Anderson	$33,300						$33,300
J. Daniel Bernson	36,700						36,700
Nancy Bowman	28,100						28,100
James A. Currie	20,150						20,150
Thomas T. Huff	33,200						33,200
Michael T. Laethem	28,750						28,750
Geoffery E. Merszei	20,800						20,800
Terence F. Moore	35,500						35,500
Aloysius J. Oliver	32,400						32,400
Calvin D. Prins	28,000						28,000
Larry D. Stauffer	29,100						29,100
William S. Stavropoulos	21,000						21,000
Franklin C. Wheatlake	31,100						31,100

(1)	In accordance with SEC regulation, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

Shareholder Nominations

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. Shareholders may recommend individual nominees for consideration by the Corporate Governance and Nominating Committee by communicating with the committee as described under the heading “Communicating with the Board.” The Corporate Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers factors such as experience, diversity, potentials for conflicts of interest, independence, character and integrity, ability to devote sufficient time to board service, and capacity to represent the balanced, best interests of the shareholders as a group. Direct shareholder nominations may only be made by sending a notice to the Secretary of Chemical Financial that sets forth:

•	the name, age, business address and residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Chemical Financial common stock beneficially owned by each nominee;

•	a statement that each nominee is willing to be nominated and to serve if elected; and

•	such other information concerning each nominee as would be required to be provided in a proxy statement soliciting proxies for the election of each nominee.

You must send this notice to the Secretary of Chemical Financial not less than 120 days prior to the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors. The Committee shall evaluate and consider every nominee so proposed by a shareholder and report each such nomination and the Committee’s recommendation to the full board of directors. The Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. In considering possible candidates for election as a director, the Committee and the other directors will be guided by applicable rules and regulations, any specific criteria established by the Committee and the following criteria:

Each candidate should:

•	be chosen without regard to sex, race, religion or national origin;

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience that would be of particular importance to the Corporation in the performance of the duties of a director;

•	have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a director; and

•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

Communicating with the Board

Shareholders and interested parties may communicate with members of Chemical Financial’s board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Joseph Torrence, Senior Vice President, Director of Human Resources, Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640. All correspondence will be forwarded directly to the applicable members of the board of directors.

Ownership of Chemical Financial Common Stock

Five Percent Shareholders

Listed below are the only entities known by management to have been the beneficial owners of more than 5% of the outstanding shares of Chemical Financial common stock as of December 31, 2006.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
	Sole	Shared	Sole	Shared	Total
Name and Address of	Voting	Voting	Dispositive	Dispositive	Beneficial	Percent of
Beneficial Owner	Power	Power	Power	Power(2)	Ownership	Class

Chemical Bank	1,681,029	—	1,565,682	296,620	1,862,302	7.50%
Trust Department
333 E. Main Street
Midland, MI 48640(3)
Dimensional Fund Advisors LP	1,805,034	—	1,805,034	—	1,805,034	7.27%
1299 Ocean Avenue
Santa Monica, CA 90401(4)

Ownership of Chemical Financial Common Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of Chemical Financial common stock held as of December 31, 2006, by each of Chemical Financial’s directors and nominees for director, each of the named executive officers who are included in the Summary Compensation Table, and all of Chemical Financial’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of
	Common Stock(1)
		Shared
	Sole Voting	Voting or		Stock Options	Total
Name of	and Dispositive	Dispositive		Exercisable in	Beneficial		Percent of
Beneficial Owner	Power	Power(2)		60 Days	Ownership		Class

G.E. Anderson	5,389	5,740		—	11,129		*
J.D. Bernson	—	15,903		—	15,903		*
N.A. Bowman	2,040	—		—	2,040		*
J.A. Currie	114,049	18,399		—	132,448		*
L.A. Gwizdala	673	36,764		32,399	69,836		*
T.T. Huff	21,211	—		—	21,211		*
T.W. Kohn	23,301	8,278		22,519	54,098		*
M.T. Laethem	—	1,337		—	1,337		*
G.E. Merszei	—	600		—	600		*
J.R. Milroy	7,652	16,158		25,983	49,793		*
T.F. Moore	—	13,117		—	13,117		*
A.J. Oliver	109,041	—		—	109,041		*
C.D. Prins	411	—		—	411		*
D.B. Ramaker	692	15,471		61,185	77,348		*
L.D. Stauffer	23	3,024		—	3,047		*
W.S. Stavropoulos	6,223	349,683	(5)	—	355,906	(5)	1.43%
J.E. Tomczyk	659	1,088		17,581	19,328		*
F.C. Wheatlake	2,099	75,195		—	77,294		*
All directors and executive officers as a group	342,681	615,740	(6)	226,768	1,185,189	(6)	4.73%

*	Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the Trust Department of Chemical Bank are not included unless otherwise indicated. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in fiduciary capacities.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by the Trust Department of Chemical Bank are not included unless otherwise indicated. The directors and officers of Chemical Financial may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Chemical Bank to some degree, but disclaim beneficial ownership of these shares.

(3)	This entity is the Trust and Investment Management Services department (Trust Department) of Chemical Bank. These numbers consist of certain shares held in various fiduciary capacities through the Trust Department of Chemical Bank. Chemical Bank also holds in various fiduciary capacities a total of 2,167,339 shares of Chemical Financial common stock over which it does not have voting or dispositive power and which are not included in these numbers. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in a fiduciary capacity. Chemical Bank has a Trust Committee which reviews the fiduciary activities of the bank and has overall responsibility for evaluating and approving the fiduciary policies of the bank. The Trust Committee met five times in 2006 and during 2006 was composed of Mr. Ramaker, Chairman, Ms. Bowman and Messrs. Anderson, Currie, Huff, Merszei, Moore and Wheatlake.

(4)	This information is based on information filed with the Securities and Exchange Commission via Schedule 13G on February 2, 2007. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Chemical Financial common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)	These numbers include 349,683 shares owned by the Rollin M. Gerstacker Foundation as of December 31, 2006. Mr. Stavropoulos is a trustee of that foundation. Mr. Stavropoulos has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

(6)	These numbers include shares described in note 5 above and 16,215 shares owned by a foundation of which an executive officer of the Corporation is a trustee. That executive officer has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

Compensation Discussion and Analysis

Overview

The Compensation and Pension Committee (the “Committee”) assists the board of directors in discharging its responsibilities relating to executive compensation and in fulfilling its responsibilities relating to Chemical Financial’s compensation and benefit programs and policies. The Committee administers and makes recommendations with respect to Chemical Financial’s compensation plans and reviews and approves the compensation of executive and senior officers. The Committee currently consists of nine directors, all of whom are independent under applicable NASD and SEC standards. The Committee receives recommendations from Chemical Financial’s Chief Executive Officer regarding the compensation of executive and senior officers (other than the Chief Executive Officer). All executive and senior officers of Chemical Financial are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer, except for the supplemental pension plan.

Compensation Philosophy and Objectives

The Committee considers return on assets and return on shareholders’ equity to be the primary ratios in measuring financial performance. Chemical Financial’s philosophy is to maximize long-term return to shareholders consistent with its commitments to maintain the safety and soundness of the institution and provide the highest possible level of service at a fair price to the customers and communities that it serves. To do this, the Committee believes Chemical Financial must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. The Corporation’s executive compensation policies are designed to achieve four primary objectives:

•	attract and retain well-qualified executives who will lead the Corporation and inspire superior performance;

•	provide incentives for achievement of corporate goals and individual performance;

•	provide incentives for achievement of long-term shareholder return; and

•	align the interests of management with those of the shareholders to encourage continuing increases in shareholder value.

The Committee’s goal is to effectively balance salaries with potential compensation that is performance-based commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

Elements of Compensation

Chemical Financial’s executive compensation program has consisted primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) longer-term equity-based incentives in the form of stock options; and (iv) participation in the Corporation’s retirement plans. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.

Base Salary and Benefits. To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation. The Committee considers each officer’s performance, current compensation and responsibilities within the Corporation. The Committee determines base salaries by periodically collecting information from other bank holding companies within its peer group for comparison. The Committee also considers past individual performance and achievements when establishing base salaries. The Committee does not give specific weight to any particular factor, although the most weight is given to net income, credit quality and the management of risk.

Annual Cash Bonus Incentives. Annual cash bonus incentives are used to reward executive and senior officers for the Corporation’s overall financial performance, taking into consideration individual performance.

Recognition of individual performance and accomplishments is based on a subjective analysis of each individual officer’s performance. For officers other than the Chief Executive Officer, the Chief Executive Officer conducts a subjective analysis of each officer’s individual performance and makes recommendations as to the appropriate bonus amount. The Committee reviews, modifies and approves the recommendations of the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer.

Annual cash bonus incentives primarily take into consideration the Corporation’s overall financial performance. The Committee primarily considers five quantitative measures of corporate performance in determining annual cash bonus amounts to be paid to the Chief Executive Officer and Chemical Financial’s other executive and senior officers. These measures of performance are:

•	earnings per share and earnings per share growth;

•	the level of net loan losses;

•	capital position;

•	targeted as compared to actual annual operating performance; and

•	Chemical Financial’s annual performance and financial condition as compared to that of its Federal Reserve Bank (FRB) bank holding company peer group.

While the Committee considered each of these measures in determining annual cash bonus awards for each officer, no particular weight was given to any specific factor. In determining the annual cash bonus amount for each officer, the Committee considers the subjective analyses described above with respect to individual performance along with the quantitative measures of overall corporate performance. The Committee gives at least equal weight to the subjective analyses and no particular weight to any specific factor.

Longer-Term Equity-Based Incentives. A portion of potential career compensation is also linked to corporate performance through equity-based compensation awards, historically in the form of stock options. Other forms of equity-based compensation may be awarded by the Committee. Awards under Chemical Financial’s equity-based compensation plan are designed to:

•	more closely align executive officer and shareholder interests;

•	reward officers for building shareholder value; and

•	encourage long-term investment in the Corporation by participating officers.

Although Chemical Financial has no specific stock ownership guidelines, the Committee believes that stock ownership by management has been demonstrated to be beneficial to shareholders and stock options have been granted by Chemical Financial to officers pursuant to various plans for many years. The Committee administers all aspects of these plans and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The Chief Executive Officer makes recommendations of stock option grants (other than for himself), which the Committee then considers. The Committee takes final action on the amount, timing, price and other terms of all options granted to employees of Chemical Financial.

The Committee did not grant awards of stock options in 2006. Prior to 2006, stock option awards had been granted in nine of the ten years ended 2005. The Committee has no policy as to timing of awards of stock options. All stock option awards have been made at the market value of Chemical Financial’s common stock on the date of grant. Stock options are generally granted for a term of 10 years. All stock options permit the exercise price to be paid by delivery of cash, and the Committee has also approved the payment of the exercise price by surrendering shares of common stock. Vesting of stock options may be accelerated upon certain events, including a change in control of the Corporation. Virtually all stock options outstanding at December 31, 2006 were vested.

Determination of the size of equity-based compensation awards is based upon a subjective analysis of each officer’s position within the organization, his or her individual performance and his or her growth potential within the organization. The number of equity-based compensation awards previously granted to a recipient is not a factor considered by the Committee in the determination of the grant of a new equity-based compensation award.

Retirement Plans. Chemical Financial has a qualified pension plan (“Pension Plan”) that covers certain employees, a 401(k) savings plan that covers all employees and a supplemental retirement plan currently covering the Chief Executive Officer. The Committee believes that Chemical’s retirement plans encourage long-term commitment by the Corporation’s officers and assist Chemical Financial in attracting and retaining talented executives.

The Pension Plan was frozen as of June 30, 2006 for employees with less than fifteen years of vested service or whose age plus years of vested service were less than sixty-five as of June 30, 2006 (non-grandfathered employees). At June 30, 2006,

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approximately two-thirds of the Corporation’s salaried employees were non-grandfathered employees. As of that date, no additional Pension Plan benefits will be earned by non-grandfathered employees. On July 1, 2006, non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan. Pension Plan benefits for remaining eligible employees (grandfathered employees) as of June 30, 2006 were not changed and grandfathered employees will continue to accrue benefits based on their salary and years of credited service.

Pension Plan benefits are based on the annual base salary of eligible employees as of January 1 of each year. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse. Additionally, unreduced Pension Plan benefits are available for retirement at age 60 and above when the retiree’s age plus vested years of service sums at least eighty-five. Pension Plan benefits for non-grandfathered employees will be based on years of credited service as of June 30, 2006 and generally average annual base salary as of January 1 for the five years preceding June 30, 2006.

The Internal Revenue Code limits both the amount of eligible compensation for benefit calculation purposes and the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974 (ERISA), Chemical Financial established a supplemental pension plan, the Chemical Financial Corporation Supplemental Pension Plan (Supplemental Plan) that provides for the payment to certain executive officers of Chemical Financial, as determined by the Committee, of the benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Internal Revenue Code did not apply. Currently, only the Chief Executive Officer is a participant in the Supplemental Plan. Under the Supplemental Plan, participant benefits would be payable in a lump sum upon a change in control if the applicable participant was not eligible to retire at the time of the change in control. The Committee believes the triggering event of a simple change of control is appropriate under these circumstances because new management could terminate the Supplemental Plan and eliminate significant previously accumulated benefits.

Impact of Accounting and Tax Treatment on Compensation

All stock options granted by Chemical Financial under plans not associated with acquisitions of other companies during the last decade have been nonstatutory stock options, such that the Corporation receives a tax deduction for income deemed to be received by officers upon exercise of such options. Primarily to reduce non-cash compensation expense that Chemical Financial would have had to record in future fiscal periods, the board of directors accelerated the vesting of unvested stock options previously awarded to officers of Chemical Financial in December 2005. As a result of this action, virtually all stock options granted before that date are exercisable.

Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of one million dollars annually, with certain exemptions for qualified “performance-based” compensation. The Corporation has obtained shareholder approval of its stock option plans, and compensation earned pursuant to such plans is exempt from the Section 162(m) limit. Due to the relatively conservative amount of annual compensation, Chemical Financial believes its compensation policies reflect due consideration of Section 162(m).

Executive Compensation

Summary of Executive Compensation

The following table shows information concerning the compensation earned from Chemical Financial or its subsidiaries during the year ended December 31, 2006, by the Chief Executive Officer, the Chief Financial Officer and each of Chemical Financial’s three most highly compensated executive officers who served in positions other than Chief Executive Officer or Chief Financial Officer at December 31, 2006. The positions listed in the table are those in which the applicable officer served at December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus	Awards	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total

David B. Ramaker	2006	$310,000	$30,150		—		$73,000	$4,883	$418,033
Chairman, President and Chief Executive Officer of the Corporation
Lori A. Gwizdala	2006	$201,000	$18,150		—		$37,000	$4,330	$260,480
Executive Vice President, Chief Financial Officer and Treasurer of the Corporation
James R. Milroy	2006	$200,000	$17,650		—		$17,000	$3,265	$237,915
Executive Vice President, Chief Risk Management Officer and Secretary of the Corporation
Thomas W. Kohn	2006	$157,981	$19,150		—		$48,000	$3,643	$228,774
Executive Vice President, Community Banking, Chemical Bank
James E. Tomczyk	2006	$159,500	$15,150		$5,295		$7,000	$6,863	$193,808
Executive Vice President, Senior Credit Officer, Chemical Bank

(1)	Includes salary deferred under the Chemical Financial Corporation 401(k) Savings Plan and the Chemical Financial Corporation Nonqualified Deferred Compensation Plan.

(2)	This amount represents the dollar amount of compensation cost recognized in 2006 by the Corporation, computed in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)) related to the current year vesting of options for each named executive officer that were granted in prior years. No options were granted to named executive officers in 2006. The per share exercise price of each option award was equal to the market value of Chemical Financial common stock on the date each option was granted.

(3)	This amount is the change in the actuarial present value of the named executive officer’s accumulated benefit under the Corporation’s defined benefit plan, and in addition, the Corporation’s supplemental plan for Mr. Ramaker, from December 31, 2005 to December 31, 2006. Mr. Ramaker is the only active employee who is a participant in the supplemental pension plan. The Corporation has a noncontributory defined benefit pension plan, the Chemical Financial Corporation Employees’ Pension Plan (Pension Plan) that covered the majority of its employees through June 30, 2006. As of June 30, 2006, a partial freeze of the Pension Plan became effective. Employees with less than 15 years of vested service (as defined in the Pension Plan) or whose combined age and years of vested service totaled less than 65 (non-grandfathered employees) as of June 30, 2006, had their Pension Plan benefits frozen as of that date. For all other Pension Plan eligible employees (grandfathered employees), the benefits under the Pension Plan remained the same and these employees will continue to accrue Pension Plan benefits. Messrs. Ramaker, Milroy and Kohn and Ms. Gwizdala are grandfathered employees for purposes of future benefit accruals under the Pension Plan. Mr. Tomczyk is a non-grandfathered employee.
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Approximately two-thirds of the participants in the Pension Plan had their benefits frozen as of June 30, 2006. Non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan beginning July 1, 2006. Normal retirement benefits of the Pension Plan are based on years of service and the employee’s average annual pay for the five highest consecutive years during the ten years preceding retirement under the Pension Plan. Pension Plan benefits are based on annual base salary of employees as of January 1 each year. The amount shown under the caption “Salary” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay in the Pension Plan. Upon retirement at age 65, a grandfathered employee will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. Unreduced retirement benefits are available at ages between 60 and 65, when the retiree’s age plus vested years of service total at least 85. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse.

(4)	All Other Compensation consists of the employer contributions to the 401(k) Savings Plan and the taxable portion of employer paid premiums for life insurance. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 per named executive officer are not required to be disclosed.

Option Grants and Values

There were no grants of stock-based compensation awards to the named executive officers during 2006. The following tables provide information concerning unexercised stock options held at December 31, 2006 and stock options exercised by the named executive officers during 2006:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

							Stock Awards
										Equity
										Incentive
									Equity	Plan
	Option Awards								Incentive	Awards:
			Equity						Plan	Market
			Incentive						Awards:	or Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Option	Stock That	Stock That	Rights	Rights
	Options	Options	Unearned	Grant	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable	Unexercisable(1)	Options	Date	Price	Date	Vested	Vested	Not Vested	Not Vested

David B. Ramaker	3,190			11/17/97	$25.62	11/17/07
	3,038			11/16/98	27.35	11/16/08
	1,823			11/15/99	26.17	11/15/09
	3,472			10/15/01	23.63	10/15/11
	5,512			12/09/02	27.78	12/09/12
	8,400			12/12/03	35.67	12/12/13
	15,750			12/13/04	39.69	12/13/14
	20,000			12/20/05	32.28	12/20/15

Lori A. Gwizdala	2,886			11/16/98	$27.35	11/16/08
	1,215			11/15/99	26.17	11/15/09
	2,315			10/15/01	23.63	10/15/11
	3,858			12/09/02	27.78	12/09/12
	4,725			12/12/03	35.67	12/12/13
	8,400			12/13/04	39.69	12/13/14
	9,000			12/20/05	32.28	12/20/15

James R. Milroy	3,858			12/09/02	$27.78	12/09/12
	4,725			12/12/03	35.67	12/12/13
	8,400			12/13/04	39.69	12/13/14
	9,000			12/20/05	32.28	12/20/15

Thomas W. Kohn	2,279			11/16/98	$27.35	11/16/08
	1,458			11/15/99	26.17	11/15/09
	1,389			10/15/01	23.63	10/15/11
	2,756			12/09/02	27.78	12/09/12
	2,887			12/12/03	35.67	12/12/13
	5,250			12/13/04	39.69	12/13/14
	6,500			12/20/05	32.28	12/20/15

James E. Tomczyk	1,555			01/25/00	$23.14	01/25/10
	1,389			10/15/01	23.63	10/15/11
		2,756		12/09/02	27.78	12/09/12
	2,887			12/12/03	35.67	12/12/13
	5,250			12/13/04	39.69	12/13/14
	6,500			12/20/05	32.28	12/20/15

(1)	The vesting date for options reported in this column is as follows: the shares granted on December 9, 2002 vest on December 9, 2007.
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2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	on Exercise(1)	Exercise	on Vesting	Vesting

David B. Ramaker	6,250	$53,561
Lori A. Gwizdala	3,190	20,411
James R. Milroy	—	—
Thomas W. Kohn	—	—
James E. Tomczyk	—	—

(1)	The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price and shares may be withheld for tax withholding purposes, resulting in a smaller net increase in their share holdings.

Pension Plan

PENSION BENEFITS

		Number	Present Value	Payments
		of Years	of Accumulated	During Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year

David B. Ramaker	Employees’ Pension Plan	17.2	$399,000
	Supplemental Pension Plan	17.2	120,000
Lori A. Gwizdala	Employees’ Pension Plan	22.0	391,000
James R. Milroy	Employees’ Pension Plan	16.8	254,000
Thomas W. Kohn	Employees’ Pension Plan	20.2	358,000
James E. Tomczyk	Employees’ Pension Plan	7.4	100,000

Chemical Financial has a noncontributory defined benefit pension plan that is qualified for federal tax purposes, the Chemical Financial Corporation Employees’ Pension Plan (Pension Plan) and is considered a tax-qualified retirement plan. Chemical Financial has the authority to change or terminate the Pension Plan at any time. The Internal Revenue Code limits both the amount of eligible compensation for benefit calculation purposes and the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974 (ERISA), Chemical Financial established a supplemental pension plan, the Chemical Financial Corporation Supplemental Pension Plan (Supplemental Plan) that provides for the payment to certain executive officers of Chemical Financial, as determined by the Compensation and Pension Committee, of the benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Internal Revenue Code did not apply. As of December 31, 2006, Mr. Ramaker was the only active employee eligible for benefits under the Supplemental Plan.

The Pension Plan was frozen as of June 30, 2006 for employees with less than fifteen years of service or whose age plus years of service were less than sixty-five as of June 30, 2006 (non-grandfathered employees). At June 30, 2006, approximately two-thirds of the Corporation’s salaried employees were non-grandfathered employees. As of that date, no additional Pension Plan benefits will be earned by non-grandfathered employees. On July 1, 2006, non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan. Pension Plan benefits for remaining eligible employees (grandfathered employees) as of June 30, 2006 were not changed and grandfathered employees will continue to accrue benefits based on their salary and years of credited service.

Pension Plan benefits are based on the annual base salary of eligible employees as of January 1 of each year. The amount shown under the caption “Salary” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay under the Pension Plan. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse. Additionally, unreduced Pension Plan benefits are available for retirement at age 60 and above when the retiree’s age plus vested years of service sums at least eighty-five. Pension Plan benefits for non-grandfathered employees will be based on years of credited service as of June 30, 2006 and generally average annual base salary as of January 1 for the five years preceding June 30, 2006. Mr. Tomczyk’s pension benefits were frozen as of June 30, 2006.

The present value of accumulated benefits under the Pension Plan shown in the Pension Benefits table are based on the assumption that an employee retires at the earliest unreduced retirement age defined under the Pension Plan; which is the earlier of normal retirement age or age 60 or older with 85 points (age plus vesting service). The assumed retirement age is normal retirement (age 65) for Mr. Tomczyk and age 60 for all other named executive officers. The present value of accumulated benefits is also based on the assumption that the employee will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employee’s retirement benefit or for the employee’s life only, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Benefits table are not subject to a deduction for social security or any other offset amount.

The present value of accumulated Pension Plan and Supplemental Plan benefits were computed using a 6.00% discount rate at December 31, 2006 and 5.60% discount rate at December 31, 2005 and the RP2000 Combined Health Mortality Table at December 31, 2006. Lump sum retirement benefits are not available in the Pension Plan, although a portion of Messrs. Milroy’s and Tomczyk’s Pension Plan benefits are available to be paid in a lump-sum at their election, due to this benefit payment option having been available in a predecessor plan. In addition, Mr. Ramaker’s benefits under the Supplemental Plan upon a Change in Control would be paid in a lump sum, if at the time of the Change in Control he was not eligible to retire. For purposes of the Supplemental Plan, a Change in Control is a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended. At December 31, 2006, Mr. Ramaker’s pro forma lump sum distribution payable in the event of a Change in Control was calculated at $102,236 using a 4.46% discount rate and The 1994 GAR Mortality Table.

Deferred Compensation

In September 2006, the board of directors approved the Chemical Financial Corporation Deferred Compensation Plan (DC Plan), a voluntary nonqualified supplemental retirement program for a select group of management personnel. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The named executive officers in this proxy statement are eligible to participate in the DC Plan. There are no employer contributions to the DC Plan. Participants may elect to defer up to 75% of their salary, excluding bonus, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a grantor trust for the purpose of providing for payment of the deferred compensation under this plan. The investment of employee contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. The aggregate earnings on these investments, by each named executive officer who is a participant in the DC Plan, is included in the table below, and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2006, participants could change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate balances of the participants are distributable, as designated by each participant, during January of the calendar year following the calendar year in which the following occur: the participant’s termination of employment; a change in control; the participant’s death or disability; an unforeseeable emergency or at a specified time, as determined by the participant. The DC Plan provides for distributions to be made in a lump sum amount, five-year installments or ten-year installments.

2006 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
Name	Last FY(1)	Last FY	Last FY(2)	Distributions	Last FYE(3)

David B. Ramaker	$3,000		$5		$3,005
Lori A. Gwizdala	3,000		30		3,030
James R. Milroy	—		—		—
Thomas W. Kohn	—		—		—
James E. Tomczyk	—		—		—

(1)	Amounts included in this column are included in the Salary column in the Summary Compensation Table.

(2)	Amounts included in this column are not included in the Summary Compensation Table.

(3)	No amounts included in this column were applicable to a prior fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation and Pension Committee was composed of Mr. Anderson, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Huff, Moore, Oliver, Stavropoulos and Wheatlake. Mr. Oliver was formerly President and Chief Executive Officer of the Corporation from January 1997 through December 31, 2001.

Compensation Committee Report

In fulfilling its oversight responsibilities, the Compensation and Pension Committee reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) issued by the SEC with the Chief Executive Officer of the Corporation. In reliance on these reviews and discussions, the Compensation and Pension Committee recommended to the board of directors (and the board approved) that the Compensation Discussion and Analysis be included in this proxy statement for the Corporation’s 2007 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission.

Respectfully Submitted,

Gary E. Anderson, Chairman
J. Daniel Bernson	Terence F. Moore
Nancy Bowman	Aloysius J. Oliver
James A. Currie	William S. Stavropoulos
Thomas T. Huff	Franklin C. Wheatlake

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes on behalf of the board of directors. The Audit Committee operates pursuant to a written charter. Management has the primary responsibility for the financial statements and the reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, the systems of internal controls and other procedures designed to ensure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements that are included in the 2006 annual report to shareholders with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited and discussed financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Chemical Financial, and has received and discussed with the independent registered public accounting firm the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Chemical Financial’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of Chemical Financial’s internal control over financial reporting.

The Audit Committee discussed with Chemical Financial’s internal audit staff and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal audit staff and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, including internal control over financial reporting, and the overall quality of the financial reporting. The Audit Committee held five meetings during 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of Chemical Financial’s internal control over financial reporting be included in Chemical Financial’s Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Terence F. Moore, Chairman
Gary E. Anderson	Geoffery E. Merszei
J. Daniel Bernson	Aloysius J. Oliver
Nancy Bowman	William S. Stavropoulos
Thomas T. Huff	Franklin C. Wheatlake

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Chemical Financial and persons who beneficially own more than 10% of the outstanding shares of Chemical Financial’s common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish Chemical Financial with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2006 through December 31, 2006.

Certain Relationships and Related Transactions

Directors, officers, principal shareholders and their associates and family members were customers of, and had transactions (including loans and loan commitments) with, Chemical Financial’s bank subsidiary, Chemical Bank, in the ordinary course of business during 2006. All such loans and commitments were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this proxy statement. During 2006, Chemical Bank contracted with a company owned by Calvin Prins, a director of both Chemical Bank and Chemical Financial, to build two bank branch offices and also perform repair work at other offices. Payments of $1,532,000 were made to a company owned by Mr. Prins in 2006 for
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this work. At December 31, 2006, Chemical Bank had remaining payments due on the above described contracts of $266,000. All work was complete as of January 31, 2007.

Dividend Reinvestment Program Shares (Chemical Invest Direct)

If a shareholder is enrolled in Chemical Financial’s Dividend Reinvestment Program (Chemical Invest Direct), the enclosed proxy card covers: (1) all shares of Chemical Financial’s common stock owned directly by the shareholder at the record date, and (2) all shares of Chemical Financial’s common stock held for the shareholder in Chemical Invest Direct at that time. Computershare Investor Services, LLC, as the shareholder’s agent under the program, will vote any common stock held by it under the program in accordance with the shareholder’s written direction as indicated on the proxy card. All such shares will be voted the way the shareholder directs. If no specific instruction is given on a returned proxy card, Computershare Investor Services, LLC will vote as recommended by the board of directors.

Change in Independent Registered Public Accounting Firm

Effective May 11, 2006, the board of directors of Chemical Financial dismissed Ernst & Young LLP (E&Y) as Chemical Financial’s independent registered public accounting firm. The dismissal of E&Y was recommended and approved by the Audit Committee of Chemical Financial’s board of directors on April 17, 2006. On that same date, the Audit Committee recommended and approved the engagement of KPMG LLP (KPMG) as independent auditors for the year ended December 31, 2006. The change in accounting firms was based on the results of a competitive bidding process.

The audit reports of E&Y on Chemical Financial’s consolidated financial statements as of and for the years ended December 31, 2005 and 2004 and E&Y’s report on management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the calendar years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of E&Y’s dismissal (the Relevant Period), there were no disagreements (as that term is defined in Item 304(a)(l)(iv) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions) between Chemical Financial and E&Y on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of such disagreements in connection with its reports. Also during the Relevant Period, there were no reportable events between Chemical Financial and E&Y (as described in Item 304(a)(l)(v) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions).

During the Relevant Period, Chemical Financial did not consult with KPMG regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on Chemical Financial’s financial statements, or any other matter that was the subject of a disagreement or reportable event.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as the independent registered public accounting firm for Chemical Financial in 2005 and for the first quarter of 2006. KPMG LLP served as the independent registered public accounting firm for Chemical Financial for the remaining three quarters of 2006 and the Audit Committee has reappointed the firm for 2007. In accordance with prior practice, representatives of KPMG LLP are expected to be present at the annual meeting of shareholders on April 16, 2007, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A summary of the fees payable to Ernst & Young LLP during each of the two calendar years ended December 31, 2006 follows.

	2006	2005

Audit Fees(1)	$143,664	$843,000
Audit-Related Fees(2)	—	38,000
Tax Fees(3)	—	7,500
All Other Fees	—	—

Total	$143,664	$888,500

A summary of the fees payable to KPMG LLP during each of the two calendar years ended December 31, 2006 follows.

	2006	2005

Audit Fees(1)	$770,000	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$770,000	—

(1)	Audit of consolidated financial statements, procedures related to the Federal Deposit Insurance Corporation Improvement Act, quarterly review procedures for Forms 10-Q, and additional internal control testing.

(2)	Benefit plan audits (2005), information technology controls testing (2005).

(3)	Tax consulting fees, federal and state.

Shareholder Proposals

If you would like a proposal to be presented at the annual meeting of shareholders in 2008 and if you would like your proposal to be considered for inclusion in Chemical Financial’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to Chemical Financial in accordance with Securities and Exchange Commission Rule 14a-8. Chemical Financial must receive your proposal by November 10, 2007 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2008 annual meeting of shareholders must similarly be received by Chemical Financial by November 10, 2007.

Important Notice Regarding Delivery of Shareholder Documents

As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2006 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Chemical Financial has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2006 Annual Report to Shareholders. Requests should be made to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available

Chemical Financial’s 2006 Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, is available on the Corporation’s internet website, www.chemicalbankmi.com, in the “Investor Information” section or through the United States Securities and Exchange Commission’s website at www.sec.gov. This information may be obtained without charge upon written request to Chemical Financial Corporation. Please direct your requests to Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640, Attn: Lori A. Gwizdala, Chief Financial Officer. Copies of exhibits may also be requested at the cost of 30 cents per page from the Corporation.

By Order of the Board of Directors

David B. Ramaker
Chairman, President and Chief Executive Officer

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy This Proxy is Being Solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting — April 16, 2007 The undersigned hereby appoints Gary E. Anderson, David B. Ramaker and Aloysius J. Oliver, jointly and severally, proxies, with full power of substitution, to vote all the shares of capital stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, including dividend reinvestment plan shares, if any, held of record by the undersigned on February 16, 2007, at the annual meeting of shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St. Andrews, Midland, MI, on Monday, April 16, 2007, and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this card or, if no specification is made, FOR the election of all nominees listed for directors, and in accordance with their discretion on such other matters that may come before the meeting. If this proxy is properly executed and returned, your shares will be voted at the annual meeting and any adjournment. If you specify a choice, your shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this proxy FOR approval of the election of all nominees listed for directors and in accordance with their discretion on such other matters that may come before the meeting. (Continued and to be signed on the reverse side.) PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

. NNNNNNNNNNNN 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 XXXXXXXXXXXXXX ADD 2 ADD 3 ADD 4 ADD 5 NNNNNNNNN ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Election of Directors The Board of Directors recommends a vote FOR all of the listed nominees. For Withhold For Withhold For Withhold + 01 — Gary E. Anderson 06 — Michael T. Laethem 11 — David B. Ramaker 02 — J. Daniel Bernson 07 — Geoffery E. Merszei 12 — Larry D. Stauffer 03 — Nancy Bowman 08 — Terence F. Moore 13 — William S. Stavropoulos 04 — James A. Currie 09 — Aloysius J. Oliver 14 — Franklin C. Wheatlake 05 — Thomas T. Huff 10 — Calvin D. Prins B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy and sign exactly as your name or names appear on the card. If you are acting in a representative capacity as attorney, executor, administrator, trustee or guardian, please sign name and title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X C O Y # # # 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00O71A . 3